Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the incorporation by reference in the Registration Statements on Form S-3 of Rex Energy Corporation to our firm and our reserve report relating to our report setting forth the estimates of proved reserves and future revenue of Rex Energy Corporation as of December 31, 2010.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:
Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas

June 6, 2011